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Exhibit 10.20

MOBILITY TECHNOLOGIES, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of December 7, 2003, by and between COMERICA BANK (“Bank”) and MOBILITY TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash-advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees (except that, unless an Event of Default has occurred and is continuing, such Collateral audit fees shall not exceed $4,000 per audit); and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to sixty percent (60%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, provided that, subject to an audit of Borrower’s Accounts acceptable to Bank, “Borrowing Base” shall mean an amount equal to seventy percent (70%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, after Borrower reports a monthly Operating Profit of greater than One Dollar ($1) for a period of at least six (6) consecutive months.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the Commonwealth of Pennsylvania are authorized or required to close.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement; interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance, use of credit card services, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply in all material respects with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof.  Unless otherwise agreed by Bank, Eligible Accounts shall not include the following:

(a)           Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, provided, however, that Eligible Accounts shall include Accounts that are otherwise Eligible Accounts, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time, that the account debtor has failed to pay more than ninety (90) but less than one hundred twenty (120) days after invoice date;

(b)           Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

(c)           Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d)           Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e)           Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f)            Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(g)           Government Accounts;

(h)           Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(i)            Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(j)            Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(k)           Accounts the collection of which Bank reasonably determines to be doubtful.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Government Accounts” means Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States or any state or territory of the United States, or with respect to which the account debtor is any other Person overseeing, admininstering or conducting any program pursuant to which the Borrower receives or is entitled to receive any payment, directly or indirectly, from the United States or any department, agency or instrumentality of the United States or any state or territory of the United States.  An Account that is a Media Account is not a Government Account.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a)           Copyrights, Trademarks and Patents;

(b)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)           Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)           All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)            All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)           All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of December 7, 2003 by and between Bank and PAMCO.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Media Accounts” means all Accounts for which the account debtor is obligated to Borrower for payment in connection with the purchase of advertising airtime from Borrower.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Operating Profit” means, at any date as of which the amount thereof shall be determined, the net income of Borrower plus expenses for interest, taxes, depreciation and amortization, as determined in accordance with GAAP.

“PAMCO” means Potomac Asset Management Company.

“PAMCO Agreement” means the Amended and Restated Credit Agreement dated as of March 29, 2002, between Borrower and PAMCO, on behalf of the National Electrical Benefit Fund, as such agreement may be amended, restated or otherwise modified from time to time.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)           Indebtedness of Borrower in favor of Bank arising under this Agreement or any other agreement;

(b)           Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)           Indebtedness under the PAMCO Agreement not to exceed a maximum principal amount of $22,400,000, plus any payment premiums, interest, penalties, attorneys’ fees and collection costs payable in respect thereto;

(d)           Indebtedness secured by a lien described in clause (d) of the defined term “Permitted Liens,” provided such secured Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and provided the additional secured Indebtedness does not exceed $3,000,000 in the aggregate at any given time; and

(e)           Subordinated Debt.

“Permitted Investment” means:

(a)           Investments existing on the Closing Date disclosed in the Schedule; and

(b)           marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts.

“Permitted Liens” means the following:

(a)           Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other agreements with Bank;

(b)           Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)           Liens in favor of PAMCO to which Bank’s Lien shall be subordinated, provided that no such Liens in favor of PAMCO encumbering Media Accounts shall be Permitted Liens except to the extent subordinated to Bank’s Lien on terms satisfactory to Bank (collectively, the “PAMCO Permitted Lien”), it being acknowledged that the subordination set forth in the Intercreditor Agreement is satisfactory;

(d)           Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(e)           Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Vice President - Finance of Borrower.

“Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means a credit extension of up to Six Million Five Hundred Thousand Dollars ($6,500,000), provided that the Revolving Line shall mean a credit extension of up to Eight Million Dollars ($8,000,000) at all times (a) after which Borrower reports an Operating Profit of greater than One Dollar ($1) for a period of at least six (6) consecutive months, or (b) during which Borrower has a Tangible Net Worth greater than One Dollar ($1).

“Revolving Maturity Date” means the day before the first anniversary of the Closing Date.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank); provided that for avoidance of doubt any Indebtedness owing under the PAMCO Agreement shall not be deemed Subordinated Debt.

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

1.2           Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP.  When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.             LOAN AND TERMS OF PAYMENT.

2.1           Credit Extensions.

(a)           Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base.  Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable.  Borrower may prepay any Advances without penalty or premium.

(b)           Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:30 p.m. Eastern time, on the Business Day that the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under Section 2.1 to Borrower’s deposit account.

2.2           Overadvances.  If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3           Interest Rates, Payments, and Calculations.

(a)           Interest Rates.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one half percent (1.50%) above the Prime Rate.

(b)           Default Rate.  If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two (2) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)           Payments.  Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder in accordance with the terms hereof.  Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.  Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof.  Subject to the Intercreditor Agreement, Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)           Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.  The Bank shall deliver written notice of any such change in the Prime Rate within 5 days of any such change.

2.4           Crediting Payments.  Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies, provided that after the occurrence and during the continuation of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5           Fees.  Borrower shall pay to Bank the following:

(a)           Facility Fee.  A one-time fee equal to $40,000, payable in ten equal monthly installments of $4,000 on the first day of each month, beginning on the first day of the month immediately following the Closing Date, all of which fee shall be nonrefundable; and

(b)           Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.  Bank acknowledges receipt of a $15,000 deposit paid in August 2003, which shall be applied against Bank Expenses.

2.6           Lock Box Account.  Borrower shall open and maintain with Bank an account (the “Lock Box Account”) into which all funds, cash or otherwise, received by Borrower on account of Media Accounts shall immediately be deposited.  Borrower shall direct all customers to mail or deliver all checks or other forms of payment for amounts owing to Borrower in respect of Media Accounts to a post office box designated by Bank, over which Bank shall have exclusive and unrestricted access.  Bank shall collect the mail delivered to such post office box, open such mail, and endorse and credit all items to the Lock Box Account.  Borrower shall direct all customers or other persons owing money to Borrower in respect of Media Accounts who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account.  Borrower shall hold in trust for Bank all amounts that Borrower receives in respect of Media Accounts despite the direction to make payment to the post office box or Lock Box Account, and immediately deliver such payments to Bank in their original form as received from the customer, with proper endorsement for deposit into the Lock Box Account.  Borrower irrevocably authorizes Bank to transfer to the Lock Box Account any funds received in respect of Media Accounts that have been deposited into any other accounts or that Bank has received by wire transfer, check, cash or otherwise.  Bank shall have all right, title and interest in all of the items from time to time in the Lock Box Account and their proceeds.  Neither Borrower nor any person claiming through Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Lock Box Account, which shall be under the sole control of Bank.  On a daily basis, Bank shall apply all funds in the Lock Box Account to the outstanding balance of Obligations, and shall transfer any remaining balance to Borrower’s operating account with Bank.

2.7           Additional Costs.  In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

(a)           subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

(b)           imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(c)           imposes upon Bank any other condition with respect to its performance under

(d)           this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof.  Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.8           Term.  This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.             CONDITIONS OF CREDIT EXTENSIONS.

3.1           Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Agreement;

(b)           a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)           UCC National Form Financing Statement;

(d)           an intellectual property security agreement;

(e)           a warrant to purchase stock;

(f)            an agreement to provide insurance;

(g)           the Intercreditor Agreement;

(h)           account control agreement(s);

(i)            payment of the fees and Bank Expenses then due specified in Section 23.5 hereof;

(j)            current financial statements of Borrower;

(k)           an audit of the Collateral, the results of which shall be satisfactory to Bank; and

(l)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2           Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)           timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1 and a Borrowing Base Certificate in substantially the form of Exhibit C attached hereto; and

(b)           the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).  The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.             CREATION OF SECURITY INTEREST.

4.1           Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except for the Permitted Liens and as otherwise set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

4.2           Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.  Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations.  Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

4.3           Right to Inspect Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.             REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1           Due Organization and Qualification.  Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2           Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.  Borrower is not in default under any material agreement to which it is a party or by which it is bound.

5.3           No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4           Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide existing obligations.  The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

5.5           Merchantable Inventory.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6           Intellectual Property Collateral.  Except as disclosed in the Schedule: Borrower is the sole owner of the Intellectual Property Collateral, other than licenses granted by Borrower in the ordinary course of business; each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party; Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service; and, other than the Pamco Agreement, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

5.7           Name; Location of Chief Executive Office.  Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof.  The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

5.8           Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.9           No Material Adverse Change in Financial Statements.  All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.  There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10         Solvency, Payment of Debts.  Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11         Regulatory Compliance.  Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply in any material respect with ERISA that could result in Borrower’s incurring any material liability.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards

Act.  Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

5.12         Environmental Condition.  Except as disclosed in the Schedule, none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law, to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.13         Taxes.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

5.14         Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15         Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

5.16         Accounts.  Except as disclosed on the Schedule, all of the cash and investment property of Borrower and each Subsidiary is maintained or invested with Bank, provided that existing cash and investments shall be transferred to Bank only upon maturity of any certificates of deposit or other investments as to which Borrower would be charged a penalty or premium for termination or withdrawal prior to such maturity.

5.17         Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.             AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1           Good Standing.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law.  Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2           Government Compliance.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3           Financial Statements, Reports, Certificates.  Borrower shall deliver the following to Bank in each case at both the Reston address referenced in Section 10 and Comerica Bank, 3000 El Camino Real, Palo

Alto, CA 94306, Attn: Compliance: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (c) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (d) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (f) within thirty (30) days after the last day of each fiscal year, an annual budget for the current fiscal year in form and substance reasonably satisfactory to Bank; (g) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time; and (h) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

Every Friday, for the preceding week, or, if there are no Obligations owing by Borrower to Bank, within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

Borrower shall deliver to Bank with the monthly and quarterly financial statements, at both the Reston address referenced in Section 10 and Comerica Bank, 3000 El Camino Real, Palo Alto, CA 94306, Attn: Compliance, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense (not to exceed $4,000 per audit, unless an Event of Default has occurred and is continuing), provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

6.4           Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made.  Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.  Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000).

6.5           Taxes.  Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.6           Insurance.

(a)           Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof.  Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)           All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank.  All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  Subject to the terms of the Intercreditor Agreement, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.7           Accounts.  Borrower shall maintain and shall cause each of its Subsidiaries to maintain its depository, operating, and investment accounts with Bank and/or its Affiliates, subject to control agreements in favor of PAMCO and Bank.

6.8           Losses/Profits.  Borrower shall not suffer a net loss (excluding non-cash accrued warrant expense) for the three month period ending on the following months in excess of the loss set forth opposite such month or a net profit less than the profit set forth opposite such month:

Maximum Net Loss	3-month Period Ending
($6,358,000)	October 2003
($5,944,000)	November 2003
($5,584,000)	December 2003
($6,346,000)	January 2004
($7,302,000)	February 2004
($7,890,000)	March 2004
($6,586,000)	April 2004
($4,584,000)	May 2004
($2,408,000)	June 2004
($1,016,000)	July 2004
($5,000)	August 2004
$421,000	September 2004
$986,000	October 2004
$1,620,000	November 2004

6.9           Liquidity.  Borrower shall maintain at Bank and/or Bank’s Affiliates at all times, measured as of the last day of each month, a balance of unrestricted cash of at least Three Million Six Hundred Thousand Dollars ($3,600,000) which balance shall be subject to Bank’s rights hereunder, including, without limitation, Bank’s rights pursuant to Section 9(e) hereof.

6.10         Intellectual Property Rights.

(a)           Bank acknowledges that Borrower has granted a first priority security interest to PAMCO in the Intellectual Property.  Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b)           Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations.  Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(c)           Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the priority of Bank’s security interest in the Intellectual Property Collateral.  Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

(d)           Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing.  Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days notice to Borrower.  Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

6.11         Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.             NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

7.1           Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than:  (i) Transfers of Inventory in the ordinary course of business; (ii) execution of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank.

7.2           Change in Business; Change in Control or Executive Office.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3           Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.4           Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5           Encumbrances.  Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.  Other than in the PAMCO Agreement, agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

7.6           Distributions.  Except with respect to a payment of approximately $528,000 to redeem certain stock from an existing stockholder, pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.7           Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8           Transactions with Affiliates.  Except as set forth on Schedule 7.8, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9           Subordinated Debt.  Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10         Inventory and Equipment.  Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment, or store or maintain any Equipment or Inventory at a location other than the locations of which Bank has received prior written notice.

7.11         Compliance.  Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in any material respect with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

7.12         Negative Pledge Agreements.  Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower’s or such Subsidiary’s property.

8.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this

Agreement:

8.1           Payment Default.  If Borrower fails to pay, within 3 days of the date when due, any Obligations;

8.2           Covenant Default.

(a)           If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement.

(b)           If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such term, provision, condition or covenant that can be cured, has failed to cure such default within thirty days after Borrower receives written notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the thirty day period or cannot after diligent attempts by Borrower be cured within such thirty day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

8.3           Material Adverse Effect.  If there occurs any circumstance or circumstances that have Material Adverse Effect;

8.4           Attachment.  If any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5           Insolvency.  If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6           Other Agreements.  If there is a default or other failure to perform in (i) the PAMCO Agreement, as amended from time to time; or (ii) a default or other failure to perform in any other agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Three Hundred Thousand Dollars ($300,000) or which could have a Material Adverse Effect;

8.7           Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.8           Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.9           Media Accounts.  If Borrower receives any payment on account of any Media Account other than in strict accordance with Section 2.6 of this Agreement, or fails in any respect to comply with Section 2.6 of this Agreement; or

8.10         Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.             BANK’S RIGHTS AND REMEDIES.

9.1           Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, but subject to the Intercreditor Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)           Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)           Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)           Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)           Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank; provided, however, that such right shall be subject to the Intercreditor Agreement.

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)           Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)           Bank may credit bid and purchase at any public sale; and

(i)            Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2           Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, but subject to the Intercreditor Agreement, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred, including without limitation to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3           Accounts Collection.  Subject to the terms of the Intercreditor Agreement, effective only upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Subject to the terms of the Intercreditor Agreement, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4           Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5           Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6           Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7           Demand: Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.           NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank; as the case may be, at its addresses set forth below:

If to Borrower:                                                                   Mobility Technologies, Inc.
851 Duportail Road, Suite 220
Wayne, PA  19087
Attn: Jim McDevitt
FAX: (610) 725-0530

with a copy to:                                                                 Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103
Attn: Andrew Hamilton
FAX: (215) 963-5001

If to Bank:                                                                                         Comerica Bank
9920 S. La Cienega Blvd., Suite 1401
Inglewood, CA  90301
Attn: Manager
FAX:. (310) 338-6110

with a copy to:                                                                 Comerica Bank
11921 Freedom Drive, Suite 920
Reston, VA  20190
Attn: Carl Kopfinger
FAX: (703) 467-9308

Failure to deliver a notice to a non-party to this Agreement shall not invalidate a notice that would otherwise be effective hereunder.  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.           CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the jurisdiction of the state and Federal courts located in the County of Montgomery, Commonwealth of Pennsylvania and the County of Santa Clara, State of California.  BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND

WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.           GENERAL PROVISIONS.

12.1         Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent.  Bank shall have the right without the consent of or noticeto Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2         Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising directly out of the, transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.  In no event shall Borrower be liable for indirect, special or consequential damages.

12.3         Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4         Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5         Amendments in Writing, Integration.  Neither this Agreement nor the Loan Documents can be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7         Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MOBILITY TECHNOLOGIES, INC.

By:

Title:

COMERICA BANK

By:

Title:

DEBTOR               Mobility Technologies, Inc.

SECURED PARTY:             Comerica Bank

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)           all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c)           all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d)           all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar officeof any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION
LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:30 P.M. Eastern Time
DEADLINE FOR WIRE TRANSFERS IS 3:30 P.M. Eastern Time

TO: Loan Analysis FAX #: (650) 846-6840	DATE:	TIME:

FROM:	Mobility Technologies, Inc.	TELEPHONE REQUEST (For Bank Use Only):
	Borrower’s Name	The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.

FROM:
Authorized Signer’s Name
Authorized Request & Phone #

FROM:	Authorized Signature (Borrower)	Received by (Bank) & Phone #
PHONE #:

FROM ACCOUNT#:
(please include Note number, if applicable)		Authorized Signature (Bank)

TO ACCOUNT#:
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
		Comp. Status:	YES	NO
Status Date:
OTHER INSTRUCTIONS:		Time:
Approval:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)	YES	NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The Items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: Mobility Technologies, Inc.		Lender: Comerica Bank
Commitment-Amount: $6,500/000$8,000,000
ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
	4(a). Amounts over 120 days due	$
	4(b). Amounts over 90 but under 120 days due, over $500,000	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits
7.	Foreign Accounts	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse).	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS (60% of #14)		$

BALANCES
16.	Maximum Loan Amount		$6,500,000/ $8,000,000
17.	Total Funds Available [Lesser of #16 or #15]		$
18.	Present balance owing on Line of Credit		$
19.	Outstanding under Sublimits		$
20.	RESERVE POSITION (#17 minus #18 and #19)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Mobility Technologies, Inc.

By:
Authorized Signer
Date:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:         COMERICA BANK

FROM:   MOBILITY TECHNOLOGIES, INC.

The undersigned authorized officer of Mobility Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies

Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
Quarterly financial statements	Quarterly within 45 days		Yes	No
AIR & A/P Agings, Borrowing Base Cert.	Weekly or, if no borrowings, monthly within 30 days		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
IP Report	Quarterly within 30 days		Yes	No

Financial Covenant	Required	Actual		Complies

Maximum Losses/Minimum Profits (Trailing 3 month basis)	(1)	$	Yes	No
Minimum Cash at Bank	$3,600,000	$
Amount in Monarch Account		$
Amount in T-Bills		$
$
$
Borrower’s Total Liquidity		$

1  October 03 ($6,358,000); November 03 ($5,944,000); December 03 ($5,584,000); January 04 ($6,346,000); February 04 ($7,302,000); March 04 ($7,890,000); April 04 ($6,586,000); May 04 ($4,584,000); June 04 ($2,408,000); July 04 ($1,016,000); August 04 ($5,000); September 04 $421,000; October 04 $986,000; November 04’$1,620,000

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER
Date:

SIGNATURE	Verified:
AUTHORIZED SIGNER

TITLE	Date:

	Compliance Status	Yes	No
DATE

Mobility Technologies, Inc.

851 Duportail Road, Suite 220

Wayne, PA 19087

This document, dated December _, 2003 is the Mobility Technologies, Inc. (the “Company”) Schedule (the “Schedule”) referred to in the Loan and Security Agreement executed as of the date hereof (the “Agreement”) between the Company and Comerica Bank.

The disclosures in this Schedule constitute the facts or circumstances which qualify the representations and warranties of the Company set forth in the Agreement.

General Terms:

1.             Any terms used in this Schedule, but not defined herein, shall have the same meanings ascribed thereto in the Agreement.

2.             No disclosure of any matter contained in this Schedule shall create an implication that such matter meets any standard of materiality.

3.             The headings, sub-headings and introductory paragraphs contained in this Schedule are used for convenience only and shall not affect in any way the meaning or interpretation hereof.

4.             All section references set forth in this Schedule correspond to the respective representations and warranties or other applicable sections set forth in the Agreement. Any matter disclosed in one section of this Schedule shall be deemed disclosed for all sections of this Schedule to the extent the Agreement requires such disclosure and to the extent the relevance and significance of such disclosure is evident from such disclosure or cross-reference. The representations or warranties of the Company are made, given or undertaken subject to the disclosure in this Schedule and as provided in the Agreement.

Schedule 1.1

A) Permitted Indebtedness

During 2000, the Company purchased ten motor vehicles for use in traffic information gathering activities. The related borrowings are for sixty months and therefore extend through 2005. During 2001, the Company purchased a Ford Explorer in connection with an affiliate agreement. The related borrowings are for 36 months and expire in 2004. The total amount outstanding under these agreements is approximately $100,000.

B) Permitted Investments

Name	Jurisdiction of Incorporation	Authorized Capital Stock	Issued and Outstanding Shares	Owner
Sensor Management Systems, Inc. (a) (b)	New Mexico	NA	NA	Mobility Technologies, Inc.

(a) Mobility Technologies, Inc. acquired Sensor Management Systems, Inc. in March 1999.  In March 2000, Mobility Technologies, Inc. sold the assets to the former owners, of Sensor Management Systems, Inc.

(b) The following entities are subsidiaries of Sensor Management Systems, Inc.:

                1. Traffic Monitoring Systems, Inc.

                2. Northern Transportation Systems Corp.

                3. Port of Entry Services Corp.

                4. Southern Transportation Systems Corp.

* All companies are inactive and are in the process of being dissolved.

C) Permitted Liens

Debtor	Secured Party
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L. .
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L. .
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L.P.
Traffic.com, Inc.	Dell Financial Services, L. .
Traffic.com, Inc.	Dell Financial Services, L.P.
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Subaru American Credit
Mobility Technologies, Inc.	Primus Financial Services
Mobility Technologies, Inc.	Primus Financial Services
Mobility Technologies, Inc.	Ford Motor Credit

Schedule 5.6

Intellectual Property Collateral

None.

Schedule 5.7

Name: Location of Chief Executive Office

Argus Networks, Inc.
traffic.com, Inc.
Traffic Pulse Networks
TA Marketing

Schedule 5.8

Litigation

Santa Fe Technology v. Argus Networks, Inc. (predecessor to traffic.com, Inc.)

During 1998, in connection with the preparation of a bid on a federal traffic-monitoring contract, the Company was engaged in negotiations to purchase another company and those discussions were subsequently terminated in February 1999. In July 1999, the target company filed a civil suit claiming a right to the lost opportunity represented by the federal contract.  Counsel has been engaged and, despite the multiple years that have elapsed since the case was filed, it is still in the discovery stage with some depositions scheduled for January 2004.  In connection with this matter, the Company and certain individuals have filed a countersuit.

Richard Ramirez v. Mobility Technologies, Inc., et al

In June 2001, the Company’s CEO was terminated. His letter of employment included a negotiated six-month severance. The Company complied with the terms of that letter.  Ramirez subsequently filed suit seeking unspecified damages.  The court dismissed the suit and noted the arbitration clause that was part of Ramirez’s employment paperwork.  An arbitrator has been agreed upon by the parties and discovery requests have been exchanged.  Ramirez left the Delaware Valley and returned to Boston to become assistant manager of a television station there in March 2003.  We understand that he is no longer employed by that station as of November 2003.  The Company’s D&O insurance carrier has been advised of the matter. No accrual has been made in the financial statements.

Newscopters of America, Inc. v. Mobility Technologies, Inc.

In order to support contractual commitments to certain broadcasters in Dallas, TX, the Company entered into an agreement with an aviation service (headquartered in Florida) to provide aerial surveillance, including camera images.  The aviation service failed dramatically (unable to fly due to equipment failures, unable to provide camera images or radio transmissions, grounded by the FAA, etc.) and the Company terminated the contract for non-performance.  Subsequently, the vendor filed suit in Florida for the full future value of the contract.  Significant precedents exist that indicate the suit is without any merit.  Counsel was engaged and filed a request for dismissal of the entire matter and for removal to Federal court.  In addition, the Company is preparing a countersuit to recover the additional costs incurred to service the contract and for damage to the Company’s reputation as a result of the vendor’s failure to perform.  No accrual has been made in the financial statements.

ICI .v. Mobility Technologies, Inc.

During 2002, the Company engaged a computer consultant to provide, install, customize, and make ready for service certain back office software at the corporate headquarters.  The vendor failed to meet the contracted deadlines to perform and the vendor abandoned the relationship; however, the vendor filed suit to cause payment of invoices submitted in connection with the project.  The invoices were deemed inappropriate, excessive, and outside the terms of the contract by the Company and intentionally not satisfied.  Discovery requests have been served on the plaintiff and a court date has been set for March 2004.  No accrual has been made in the financial statements.

Mary Fields v. Traffic.com and Ann McNamara

During January 2002, an employee of the Company (McNamara) assigned to the Secaucus, NJ operations center became involved in a traffic accident in New York City while on routine patrol and in search of reportable traffic conditions.  The plaintiff claims damages in the amount of $2 million.  The defense is being handled by the Company’s insurance carrier.

Joseph Mills v. James Bell and Sensor Management Systems

During August 1999, an employee of a subsidiary of the Company (Bell) assigned to a project in Western Pennsylvania became involved in a traffic accident in a Company truck while returning home at the end of the day.  The plaintiff claims damages in the amount of $75,000.  The defense is being handled by the Company’s insurance carrier at this time.

Management does not believe that any of the suits, threats, or other information above will result in a material adverse impact on the financial condition or results of operations of the Company.  Any accruals recorded represent reasonable estimates made by management to anticipate potential expenses attributable to prior periods.  Such liabilities are subject to periodic evaluation for continuing applicability.  All related expense of counsel is recognized as period cost.

Schedule 5.12

Environmental Condition

None.

Schedule 5.16

Accounts

1.               All operating, payroll and investment accounts are currently with Smith Barney and will be transferred to Comerica Bank pursuant to the terms set forth in the Agreement.

2.               Merchant Credit Card account with PNC Bank, which will be transferred to Comerica Bank upon resolution of the merchant services.

Schedule 7.8

Transactions with Affiliates

1.               The following employees and/or stockholders are indebted to the Company as of December 31, 2002:

	Amount of Loan	Interest Rate	Date of Borrowing	Accrued Interest as of 11/30/03
Purchase money indebtedness:

Ramirez	99,750	2.55 - 5.90%	12/31/00	13,085
Bums	62,500	2.55 - 5.90%	12/31/00	8,199
Jannetta	31,250	2.55 - 5.90%	12/31/00	4,099
McGowan	14,110	2.55 - 5.90%	12/31/00	1,851
Burns	5,000	2.55 - 5.90%	1/1/01	655
Jannetta	16,625	2.55 - 5.90%	1/1/01	2,178
Greco	26,650	5.50%	9/5/03	71
Stone	25,819	5.50%	11/12/03	122

Tax loans:

Ramirez	33,975	2.55 - 5.90%	4/16/01	3,812
Burns	20,000	2.55 - 5.90%	4/16/01	2,244
McGowan	50,453	2.55 - 5.90%	4/16/01	5,661
Jannetta	93,484	2.55 - 5.90%	4/16/01	10,488

2.               The Company has an agreement with Internet Capital Group to share the services and related compensation of the Company’s Chief Executive Officer Doug Alexander.

3.               PAMCO is the compensated agent for the PAMCO Agreement.

4.               Agreement with Brian Malewicz to provide consulting services for television.

WAIVER AND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of the 29 day of April, 2004 by and between MOBILITY TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), and COMERICA BANK (the “Bank”).

WHEREAS, pursuant to a certain Loan and Security Agreement dated December 7, 2003 by and between Borrower and the Bank (the “Loan Agreement”), the Bank provided Borrower with a revolving credit line of up to an aggregate principal amount equal to $8,000,000;

WHEREAS, the Borrower is about to be or is currently in default under the terms of (a) Section 8.2 of the Loan Agreement for failing to have delivered to the Bank audited financial statements for the Borrower for the year ended December 31, 2003 on or before the one hundred and twentieth (120th) day after the end of such fiscal year pursuant to Section 6.3 of the Loan Agreement (the “Reporting Default”), and (b) Section 8.6 of the Loan Agreement for failing to have performed and defaulting under the PAMCO Agreement (as defined in the Loan Agreement) (the “Cross Default,” and together with the Reporting Default, the “Defaults”); and

WHEREAS, Borrower has requested that the Bank waive the Defaults, and the Bank is willing to grant such waiver upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements contained in the Loan Agreement, the other Loan Documents, and in this Amendment and intending to be legally bound hereby, covenant and agree as follows:

1.             CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, as amended hereby.

2.             WAIVER. Subject to the satisfaction of the terms and conditions set forth herein, the Bank hereby:

(a)           waives the Cross Default; and

(b)           waives the Reporting Default, and extends the delivery date of the Borrower’s audited financial statements for the year ended December 31, 2003 to May 10, 2004; provided that the failure to deliver such financial statements on or before May 10, 2004 shall constitute a breach of Section 8.2 of the Loan Agreement.

This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future default or breach of any covenants contained in the Loan Agreement or the terms and conditions of any other Loan Documents signed by Borrower in favor of Bank.  The Bank may still exercise its rights or any other or further rights against Borrower because of any other breach not waived above.

3.             AMENDMENTS TO LOAN AGREEMENT.

3.1          The following definition shall be alphabetically added as set forth below to Section 1.1. of the Loan Agreement:

“Agreement” shall mean that certain Loan and Security Agreement between the Bank and the Borrower dated as of December 7, 2003, as may be amended from time to time, including without limitation, the Waiver and Amendment to Loan and Security Agreement, dated as of April 30, 2004, by and between the Bank and the Borrower.

3.2          Section 6.8 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

6.8 Losses/Profits. Borrower shall not suffer a net loss (excluding non-cash accrued warrant expense) for the three month period ending on the following months in excess of the loss set forth opposite such month or a net profit less than the profit set forth opposite such month:

Maximum Net Loss	3-month Period Ending
($6,358,000)	October 2003
($5,944,000)	November 2003
($5,584,000)	December 2003
($6,346,000)	January 2004
($7,302,000)	February 2004
($7,890,000)	March 2004
($6,700,000)	April 2004
($6,300,000)	May 2004
($6,600,000)	June 2004
($7,000,000)	July 2004
($7,400,000)	August 2004
($7,900,000)	September 2004
($6,300,000)	October 2004
($5,000,000)	November 2004
($3,300,000)	December 2004

3.3          Section 6.9 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

6.9 Liquidity. Borrower shall maintain at Bank and/or Bank’s Affiliates, measured as of the last day of each month, a balance of unrestricted cash of at least Three Million Dollars ($3,000,000) which balance shall be subject to Bank’s rights hereunder, including, without limitation, Bank’s rights pursuant to Section 9(e) hereof.

4.             CONDITIONS TO EFFECTIVENESS OF AMENDMENT.  The effectiveness of this Amendment is subject to the Borrower’s satisfaction of the following conditions in a manner satisfactory to the Bank:

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4.1          The Bank shall have received, on or prior to the date hereof, written evidence that PAMCO has irrevocably waived any default under the PAMCO Agreement and related documents caused by or related to the Defaults; and

4.2          The Bank shall have received, on or prior to the date hereof, a certificate of the Secretary or Assistant Secretary of the Borrower, certifying the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment.

4.3          Receipt by Bank of a restructuring fee of $2,500.00.

5.             REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT.

5.1          The Borrower agrees, acknowledges and affirms that the Collateral securing the Obligations under the Loan Agreement and the other Loan Documents, and the Bank’s rights thereunder (as applicable) and hereunder shall continue to be secured in all respects as provided therein and herein.

5.2          The Borrower agrees, acknowledges and affirms that its liabilities and obligations under the Loan Agreement and the other Loan Documents shall, except as expressly modified by this Amendment, remain in full force and effect, and shall not be released, impaired, diminished, or in any other way modified or amended as a result of the execution and delivery of this Amendment.

5.3          The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

6.             COSTS AND EXPENSES.  The Borrower agrees to reimburse the Bank for all reasonable fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors in connection with this Amendment and the subject matter related thereto.

7.             GOVERNING LAW.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania.

8.             COUNTERPARTS.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO WAIVER AND AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

MOBILITY TECHNOLOGIES, INC.

By:
Name:
Title:	CEO

BANK:
COMERICA BANK

By:
Name:
Title:	VP

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SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of July 8, 2004 (the “Amendment”), by and between COMERICA BANK (“Bank”) and MOBILITY TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003, as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             The following defined terms are hereby added to or amended in Section 1.1 of the Agreement to read as follows:

“Borrowing Base” means an amount equal to seventy percent (70%) of Eligible Accounts which are Media Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“EBITDA” means net income plus interest, taxes, depreciation, and amortization.

“Revolving Line” means a credit extension of up to Seven Million Five Hundred Thousand Dollars ($7,500,000).  Notwithstanding the foregoing, after such time as Borrower’s EBITDA has exceeded One Dollar ($1.00) for any calendar month during the term of this Agreement, “Revolving Line” shall mean a credit extension of up to the lesser of (A) Eight Million Five Hundred Thousand Dollars ($8,500,000) or (B) Trailing Three Month Collections.  Notwithstanding any of the foregoing, after such time as Borrower’s EBITDA has exceeded One Dollar ($1.00) for any two consecutive calendar months during the term of this Agreement, “Revolving Line” shall mean a credit extension of up to the lesser of (A) Ten Million Dollars ($10,000,000) or (B) Trailing Three Months Collections, but shall in no event be less than Eight Million Five Hundred Thousand Dollars ($8,500,000).

“Trailing Three Month Collections” means the aggregate amount of Borrower’s collections from Eligible Accounts in the three months immediately preceding the date of measurement.

2.             A new Section 13 is hereby added to the Agreement to read as follows:

13.           REFERENCE PROVISION.

If and only if the jury trial waiver set forth in Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver.  So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

(a)           Each controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank arising out of or relating to this Agreement, any note executed by Borrower in favor of Bank arising out of or relating to this Agreement or any other document, instrument or agreement executed by Borrower with or in favor of Bank arising out of or relating to this Agreement (collectively in this Section, the “Loan Documents”), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the “Claim Date”) shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections (“CCP”), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding.  Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim.  Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the “Court”).  By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee.  A request for appointment of a referee may be heard on an ex parte or expedited basis.  The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).  Each party shall have one peremptory challenge pursuant to CCP § 170.6.  Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection.  The referee will have power to expand or limit the amount of discovery a party may employ.  Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644 in any court in the State of California having jurisdiction.  The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee.  The referee may extend such period in the event of a party’s refusal to provide requested

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discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness.  No party shall be entitled to “priority” in conducting discovery.  Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.  Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

(b)           Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter.  The party making such a request shall have the obligation to arrange for and pay for the court reporter.  Subject to the referee’s power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee’s expenses.

(c)           The referee shall determine all issues in accordance with existing California case and statutory law.  California rules of evidence applicable to proceedings at law will apply to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties.  At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference.  The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

(d)           If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

3.             Exhibit C to the Agreement is hereby amended and replaced in its entirety by Exhibit C attached hereto.

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of

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this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

5.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           disbursement instructions, agreement to provide insurance, and auto-debit authorization;

(c)           Warrant to Purchase Series E Preferred Stock;

(d)           Affirmation of Subordination and Intercreditor Agreement;

(e)           a one-time nonrefundable amendment fee equal to $7,500 plus all Bank Expenses incurred through the date of this Amendment; and

(f)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MOBILITY TECHNOLOGIES, INC.

By:	/s/
Title:	Chief Executive Officer

COMERICA BANK

By:
Title:

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EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: Mobility Technologies, Inc.	Lender: Comerica Bank
Commitment Amount: up to $10,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of ___		$______
2.	Additions (please explain on reverse)		$______
3.	TOTAL ACCOUNTS RECEIVABLE		$______

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Past Due Accounts.	$______
	4(a). Amounts over 120 days due	$______
	4(b). Amounts over 90 but under 120 days due, over $500,000	$______
5.	Balance of 25% over 120 day accounts	$______
6.	Concentration Limits
7.	Foreign Accounts	$______
8.	Governmental Accounts	$______
9.	Contra Accounts	$______
10.	Demo Accounts	$______
11.	Intercompany/Employee Accounts	$______
12.	Other (please explain on reverse)	$______
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$______
14.	Eligible Accounts (#3 minus #13)		$______
15.	LOAN VALUE OF ACCOUNTS (70% of #14)		$______

BALANCES
16.	Maximum Loan Amount
17.	Total Funds Available [Lesser of #16 or #15]
18.	Present balance owing on Line of Credit
19.	RESERVE POSITION (#17 minus #18)

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Mobility Technologies, Inc.

By:
Authorized Signer

Date:

6

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement is entered into and effective as of April 20, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and TRAFFIC.COM, INC., formerly known as Mobility Technologies, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003, as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 8, 2004, and those certain bilateral letter agreements dated December 6, 2004, February 6, 2005, and March 10, 2005 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             The following defined terms are hereby added to or amended in Section 1.1 of the Agreement to read as follows:

“Columbia” means Columbia Partners, L.L.C. Investment Management, as successor agent to Potomac Asset Management Company, Inc.

“Columbia Agreement” means the Amended and Restated Credit Agreement dated as of March 29, 2002, between Borrower and Columbia, on behalf of the National Electrical Benefit Fund, as such agreement may be amended, restated or otherwise modified from time to time.

“Equity Commitment Letter” means the Equity Commitment Letter, between Borrower and the Guarantors, in the form of the draft dated April 20, 2005.

“Guarantors” shall have the meaning given to such term in the Investor Guaranty Agreement.

“Investor Guaranty Agreement” means the Investor Guaranty Agreement, to be executed and delivered by each of the Guarantors to Columbia, in the form of the draft dated April 20, 2005.

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000).  Notwithstanding the foregoing, “Revolving Line” shall initially mean Six Million Dollars ($6,000,000).  After Borrower receives at least Five Million Dollars ($5,000,000) after March 31, 2005 from a Qualified Equity Financing (as such term is defined in the Fifth Amendment to the Columbia Credit Agreement, in the form of the draft dated April 20, 2005), “Revolving Line” shall mean Seven Million Dollars ($7,000,000).  After Borrower receives an aggregate of Ten Million Dollars

($10,000,000) (inclusive of the $5,000,000 referred to in the previous sentence) after March 31, 2005 from a Qualified Equity Financing, “Revolving Line” shall mean Eight Million Five Hundred Thousand Dollars ($8,500,000).  After the Revolving Line has been increased to Eight Million Five Hundred Thousand Dollars ($8,500,000) pursuant to the requirements of the previous sentence, and after Borrower’s EBITDA has exceeded One Dollar ($1.00) for any two consecutive calendar months during the term of this Agreement, “Revolving Line” shall mean a credit extension of up to the lesser of (A) Ten Million Dollars ($10,000,000) or (B) Trailing Three Month Collections, but shall in no event be less than Eight Million Five Hundred Thousand Dollars ($8,500,000).

“Revolving Maturity Date” means March 7, 2006.

2.             All references in the Loan Agreement to “PAMCO” are hereby amended to read “Columbia”.  All references in the Loan Agreement to “PAMCO Agreement” are hereby amended to read “Columbia Agreement”.

3.             Subsection (c) of the defined term “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended to read as follows:

(c)           Indebtedness under the PAMCO Agreement not to exceed a maximum principal amount of $29,400,000, plus any payment premiums, interest, penalties, attorneys’ fees and collection costs payable in respect thereto;

4.             Section 6.3(c) of the Loan Agreement is amended to read as follows: “(c) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (provided that such financial statements for the fiscal year ended December 31, 2004 shall be delivered on or before May 10, 2005);”.

5.             Section 6.8 of the Loan Agreement is amended to read as follows:

6.8           Losses/Profits.  Borrower shall not suffer a net loss (excluding non-cash accrued warrant expense) for the three month period ending on the following months in excess of the loss set forth opposite such month:

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Maximum Net Loss	3-Month Period Ending
($6,030,000)	January 31, 2005
($7,580,000)	February 28, 2005
($9,444,444)	March 31, 2005
($9,210,000)	April 30, 2005
($7,825,000)	May 31, 2005
($6,420,000)	June 30, 2005
($5,952,000)	July 31, 2005
($6,550,000)	August 31, 2005
($7,011,000)	September 30, 2005
($4,823,000)	October 31, 2005
($2,888,000)	November 30, 2005
($952,000)	December 31, 2005

6.             Borrower and Bank shall set a mutually acceptable net loss covenant for the period ending January 31, 2006, based upon a 2006 financial plan approved by Borrower’s Board of Directors and Bank, which plan Borrower shall submit to Bank not later than December 1, 2005.

7.             The reference in Section 6.9 to “Three Million Dollars ($3,000,000)” is amended to read “Two Million Five Hundred Thousand Dollars ($2,500,000)”.

8.             Exhibit D is amended to be in the form of Exhibit D attached hereto.

9.             By May 1, 2005, Borrower shall (i) deliver copies to Bank of the executed Consent and First Amendment to Subordination and Intercreditor Agreement, Investor Guaranty Agreement, Equity Commitment Letter and Fifth Amendment to the Columbia Credit Agreement, and (ii) receive at least Ten Million Dollars ($10,000,000) of proceeds from the Loan, as defined in the Columbia Credit Agreement.

10.           Bank consents to the receipt by May 10, 2005 of audited financial statements for the fiscal year ended December 2004.

11.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of

3

this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

12.           Bank waives the Event of Defaults (A) under Section 8.6 caused by (i) Borrower’s failure under Section 6.1.16 of the Columbia Agreement to deliver certificates certifying Borrower’s cash balance and (ii) Borrower’s failure to comply with Section 6.2.4 of the Columbia Agreement arising out of the loan Borrower made to Robert Verratti in the amount of $324,161 (the “Verratti Loan”), provided that Columbia waives each of these same defaults and (B) under Section 7.7 arising out of the Verratti Loan.

13.           Borrower authorizes Bank to file an amendment to financing statement that reflects the change of Borrower’s name.

14.           Except as set forth in the replacement disclosure Schedule attached hereto, Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

15.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

16.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           agreement to provide insurance and auto-debit authorization;

(c)           a one-time nonrefundable amendment fee equal to $10,000 plus all Bank Expenses incurred through the date of this Amendment; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRAFFIC.COM, INC.

By:	/s/

Title:

COMERICA BANK

By:	/s/

Title:	Sr. Vice President

5

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:                                        COMERICA BANK

FROM:                     TRAFFIC.COM, INC.

The undersigned authorized officer of Traffic.com, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ___________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days*	Yes	No
Quarterly financial statements	Quarterly within 45 days	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Weekly or, if no borrowings, monthly within 30 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
IP Report	Quarterly within 30 days	Yes	No

* provided that such financial statements for the fiscal year ended December 31, 2004 shall be delivered on or before May 10, 2005

Financial Covenant	Required	Actual	Complies

Maximum Losses/Minimum Profits (Trailing	See Section 6.8	$	Yes	No
3-month basis)
Minimum Cash at Bank	$2,500,000	$	Yes	No
Amount in Monarch Account		$
Amount in T-Bills		$
___________________		$
___________________		$
Borrower’s Total Liquidity		$

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Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

SIGNATURE
Date:

TITLE	Verified:
AUTHORIZED SIGNER

Date:

DATE	Compliance Status Yes No

7

USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU:  when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you.  We may also ask to see your driver’s license or other identifying documents.

8

AGREEMENT TO PROVIDE INSURANCE

TO:                                        COMERICA BANK                                                                                                                                                                                                                                                  Date: March 31, 2005

Attn: Deni M. Snider, MC 4770
75 E. Trimble Road                                                                                                                                                                                                                                                        Borrower: TRAFFIC.COM, INC.
San Jose, CA 95131

In consideration of a loan in the amount of $10,000,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.             Fire and extended coverage in an amount sufficient to cover:

(a)           The amount of the loan, OR

(b)           All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.             Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent			Telephone No.:

Agent’s Address:

	Signature of Obligor:	/s/

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION:	Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

COMERICA BANK AUTOMATIC DEBIT AUTHORIZATION Member FDIC

To: Comerica Bank Re: Loan #________________________ You are hereby authorized and instructed to charge account No. in the name of TRAFFIC.COM, INC.

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

X             Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X             Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

X             Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date

/s/

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of July 11, 2005, by and between COMERICA BANK (“Bank”) and TRAFFIC.COM, INC., formerly known as Mobility Technologies, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003 (as amended from time to time, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 8, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005, and March 10, 2005, and that certain Third Amendment to Loan and Security Agreement dated as of April 20, 2005, together with any related agreements, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.                                         Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article III hereof, the Agreement is hereby amended as set forth below.

A.                                   The definition of “Borrowing Base” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

B.                                     Bank’s addresses for notices set forth in Section 10 of the Agreement are hereby amended in their entirety to read as follows:

“If to Bank:	Comerica Bank
2321 Rosecrans Ave., Suite 5000
El Segundo, CA 90245
Attn: Manager
FAX: (310) 297-2290
With a copy to:	Comerica Bank
11921 Freedom Drive, Suite 920
Reston, VA 20190
Attn: Elizabeth Kinsey
FAX: (703) 467-9308”

C.                                     Exhibit C to the Agreement is hereby replaced with the attached Exhibit C.

1

II.                                     Legal Effect.

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

III.                                 Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may reasonably require to carry out the terms hereof, including but not limited to the following:

A.                                   This Amendment, duly executed by Borrower; and

B.                                     Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRAFFIC.COM, INC.		COMERICA BANK

By:	/s/	By:	/s/
Title:	VP Finance	Title:	Sr. Vice President

2

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	Traffic.com, Inc.	Bank:	Comerica Bank
			Technology & Life Sciences Division
Commitment Amount:	$10,000,000		Loan Analysis Department
			Five Palo Alto Square, Suite 800
			3000 El Camino Real
			Palo Alto, CA 94306
			Phone: (650) 846-6820
			Fax: (650) 846-6840

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$
2. Additions (please explain on reverse)		$
3. TOTAL ACCOUNTS RECEIVABLE		$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days	$
4a. Amounts over 90 but under 120 days due, over $500,000
4b. Amounts over 120 days due
5. Balance of 25% over 120 days	$
6. Concentration limits 25%	$
7. Foreign Accounts	$
8. Government Accounts	$
9. Contra Accounts	$
10. Promotion or Demo Accounts	$
11. Intercompany/Employee Accounts	$
12. Other (please explain below)	$
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$ 0.00
14. Eligible Accounts (#3 Minus #13)	$
15. LOAN VALUE OF ACCOUNTS RECEIVABLE (80% of #14)		$ 0.00
BALANCES
16. Maximum Loan Amount
17. Total Funds Available (the lesser of #15 or #16)		$ 0.00
18. Outstanding under Sublimits (Letters of Credit)		$
19. Present balance outstanding on Line of Credit		$ 0.00
20. Reserve Position (#17 minus #18 and #19)		$ 0.00

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan & Security Agreement between the undersigned and Comerica Bank.

Comments:

Traffic.com, Inc.

Sincerely,

Authorized Signer	BANK USE ONLY

Name:	Rec’d By:
Title:	Date:
Date:	Reviewed By:
Date:

FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

        This Fifth Amendment to Loan and Security Agreement is entered into as of August 30, 2005 (the "Amendment"), by and between COMERICA BANK ("Bank") and TRAFFIC.COM, INC. formerly known as Mobility Technologies, Inc. ("Borrower").

RECITALS

        Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003 (as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 8, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to Loan and Security Agreement dated as of April 20, 2005 and that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1.     Section 6.8 of the Agreement is hereby amended in full to read as follows:

    "6.8    Losses/Profits. Borrower shall not suffer a net loss (excluding non-cash accrued warrant expense) for the three month period ending on the following months in excess of the loss set forth opposite such month:

Maximum Net Loss	3-month Period Ending
($4,643,000)	June 30, 2005
($5,281,000)	July 31, 2005
($6,425,000)	August 31, 2005
($7,743,000)	September 30, 2005
($7,266,000)	October 31, 2005
($6,728,000)	November 30, 2005
($6,240,000)	December 31, 2005 and the last day of each three-month period thereafter until such covenant is revised by Bank in its sole discretion

        2.     Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

        3.     Section 8.8 of the Agreement provides that Bank shall not make Credit Extensions prior to the satisfaction or stay of any judgment against Borrower for the payment of money in an amount, individually or in the aggregate, equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000). On August 19, 2005, a judgment for compensatory damages (the "Judgment") in the amount of Six Million One Hundred Sixty Thousand Dollars ($6,160,000) was entered against Borrower and in favor of Santa Fe Technologies, Inc. by the Albuquerque District Court in connection with Case Number D-202-CV-9907715. The Judgment has not been satisfied or stayed. Accordingly, the parties agree that Bank currently has no obligation to make Credit Extensions to Borrower. Borrower has requested that Bank continue to make Credit Extensions to it notwithstanding the outstanding nature of the Judgment. Bank is willing to grant the requested accommodation and continue making Credit Extensions provided that Bank retains the right, in its sole discretion and without notice to Borrower, to cease making Credit Extensions in connection with the accommodation requested hereunder.

        Bank expressly reserves all of its various rights, remedies, powers and privileges under the Agreement, the other Loan Documents and applicable laws, including without limitation those arising out of the Judgment.

        4.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

        5.     Borrower represents and warrants that no Event of Default has occurred and is continuing.

        6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        7.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   this Amendment, duly executed by Borrower;

            (b)   Affirmation of Subordination and Intercreditor Agreement; and

            (c)   such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        8.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRAFFIC.COM, INC.
By:	/s/

Title:	VP Finance

COMERICA BANK
By:

Title:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO: COMERICA BANK

FROM: TRAFFIC.COM, INC.

        The undersigned authorized officer of Traffic.com, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
Quarterly financial statements	Quarterly within 45 days	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Weekly or, if no borrowings, monthly within 30 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
IP Report	Quarterly within 30 days	Yes	No
Financial Covenant	Required	Actual	Complies
Maximum Losses/Minimum Profits (Trailing 3-month basis)	(1)	$	Yes	No
Minimum Cash at Bank	$2,500,000	$	Yes	No
Amount in Monarch Account		$
Amount in T-Bills		$
		$
		$
Borrower's Total Liquidity		$

(1)
June 05 ($4,463,000); July 05 ($5,281,000); August 05 ($6,425,000); September 05 ($7,743,000); October 05 ($7,266,000); November 05 ($6,728,000); December 05 and each three-month period thereafter until Bank revises covenant ($6,240,000).

4

  Comments Regarding Exceptions:    See Attached.

Sincerely,

SIGNATURE
TITLE
DATE

  BANK USE ONLY

Received by:	AUTHORIZED SIGNER
Date:
Verified:	AUTHORIZED SIGNER
Date:

Compliance Status	Yes	No

5

AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT

        THIS AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT is made as of August 30, 2005, by the undersigned creditor and its agent (collectively, "Creditor") and Comerica Bank ("Bank").

RECITALS

        TRAFFIC.COM, INC. ("Borrower") and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003, as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to Loan and Security Agreement dated as of April 20, 2005 and that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005 (collectively, the "Loan Agreement"). Borrower and Bank propose to enter into a Fifth Amendment to Loan and Security Agreement dated as of the date hereof (the "Amendment"), which amends the Maximum Losses/Minimum Profits covenant set forth in the Loan Agreement and provides that Bank may continue, in its sole discretion, to make Credit Extensions to Borrower although Bank is not currently obligated to make Credit Extensions under the terms of Section 8.8 of the Loan Agreement. Creditor and Bank executed a Subordination and Intercreditor Agreement dated as of December 7, 2003 (the "Intercreditor Agreement"). Bank has agreed to enter into the Amendment provided, among other things, that Creditor consents to the entry by Borrower into the Amendment and agrees that the Intercreditor Agreement will remain effective.

AGREEMENT

        NOW, THEREFORE, Creditor agrees as follows:

        1.     Creditor consents to the execution, delivery and performance by the Borrower of the Amendment and the modifications to the Loan Agreement affected by the Amendment. The Intercreditor Agreement shall remain in full force and effect with respect to all of Borrower's obligations to Bank, under the Loan Agreement as modified by the Amendment, and otherwise.

        2.     Bank and Creditor each affirm their respective obligations under the Intercreditor Agreement.

        3.     Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Intercreditor Agreement. This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

1

        IN WITNESS WHEREOF, the undersigned have executed this Affirmation of Subordination and Intercreditor Agreement as of the first date above written.

"Bank"
COMERICA BANK
By:
Name:
Title:
"Creditor"
COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT, successor in interest to Potomac Asset Management Company, Inc.
By:
Name:
Title:
NATIONAL ELECTRIC BENEFIT FUND
By: COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT, its Authorized Signatory
By:
Name:
Title:

The undersigned approves of the terms of this Agreement.

"Borrower"
TRAFFIC.COM, INC.
By:	/s/
Title:	VP Finance

2

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of November 3, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and TRAFFIC.COM, INC., formerly known as Mobility Technologies, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003 (as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 8, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to  Loan and Security Agreement dated as of April 20, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005 and that certain Fifth Amendment to Loan and Security Agreement dated as of August 30, 2005, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                    The following definitions are added to Section 1.1 of the Agreement in the appropriate alphabetical order:

                "'Judgment' means the judgment entered against Borrower for Six Million One Hundred Sixty Thousand Dollars ($6,160,000) in compensatory damages, on a joint and several basis with an affiliate of one of Borrower’s investors, and for Five Million Dollars ($5,000,000) in punitive damages in favor of Santa Fe Technologies, Inc. by the Albuquerque District Court in connection with Case Number D-202-CV-9907715."

                "'Lawsuit' means the lawsuit identified as Case Number D-202-CV-9907715 brought in Albuquerque District Court against Borrower, and all appeals and other proceedings related thereto."

2.                    The first clause of Section 6.8 of the Agreement  is hereby amended to read in its entirety as  follows:

"6.8         Losses/Profits.  Borrower shall not suffer a net loss (excluding (a) non-cash accrued warrant expense and (b) a one-time accrual made in connection with the Judgment in an aggregate amount not to exceed Eight Million One Hundred Thousand Dollars ($8,100,000) ("Reserve Amount"); which Reserve Amount may be used by Borrower only to make payments to (i) satisfy the Judgment, (ii) settle the Lawsuit or (iii) pay or post any appeal bond required to be paid or posted by Borrower in connection with an appeal of the Judgment) for the three month period ending on the following months in excess of the loss set forth opposite such month:"

3.                    A new Section 7.13 is hereby added to the Agreement to read in its entirety as follows:

                "7.13       Cash Payments in Connection with the Lawsuit.  Make any cash payment in connection with the Lawsuit in excess of Eight Million One Hundred Thousand Dollars ($8,100,000) in the aggregate, including without limit payments made in connection with settlement of the Lawsuit, the Judgment or an appeal bond in connection with an appeal of the Judgment (excluding, however, cash payments made in connection with legal fees and expenses)."

4.                    Subject to the satisfaction of the terms and conditions set forth herein, Bank hereby waives any Event of Default under Section 8.8 of the Agreement that may arise from the Judgment remaining unsatisfied or unstayed for a period greater than 30 days.

1

5.                    Bank expressly reserves all of its various rights, remedies, powers and privileges under the Agreement, the other Loan Documents and applicable laws, including without limitation those arising out of the Judgment.

6.                    Bank's address for notices set forth in Section 10 of the Agreement is hereby amended to read in its entirety as follows:

"If to Bank:	Comerica Bank
11921 Freedom Drive, Suite 920
Reston, VA 20190
Attn: Elizabeth Kinsey
FAX: (703) 467-9308"

7.                    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

8.                    Borrower represents and warrants that no Event of Default has occurred and is continuing, except to the extent that the Reserve Amount referred to in Section 2 of this Amendment would constitute an Event of Default.

9.                    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10.                 Within thirty (30) days of the date of this Amendment, Borrower shall cause the Affirmation of Subordination and Intercreditor Agreement attached hereto to be executed and delivered to Bank.

11.                 Within fifteen (15) days of the date of this Amendment, Borrower shall deliver a Certificate of the Secretary of Borrower with respect to incumbency and resolutions of Borrower authorizing the execution and delivery of this Amendment, which Certificate and underlying resolutions shall be in form and substance reasonably acceptable to Bank.

12.                 As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                 this Amendment, duly executed by Borrower;

(b)                 all Bank Expenses incurred through the date of this Amendment,  which expenses may be debited from Borrower's accounts; and

(c)                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13.                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

2

                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRAFFIC.COM, INC.

By:

Title:

COMERICA BANK

By:

Title:

3

AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT is made as of _________________, 2005, by the undersigned creditor and its agent (collectively, “Creditor”) and Comerica Bank (“Bank”).

RECITALS

TRAFFIC.COM, INC. (“Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003, as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to  Loan and Security Agreement dated as of April 20, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005 and that certain Fifth Amendment to Loan and Security Agreement dated as of August 30, 2005  (collectively, the “Loan Agreement”).  Borrower and Bank propose to enter into a Sixth Amendment to Loan and Security Agreement dated as of the date hereof (the “Amendment”), which amends the Maximum Losses/Minimum Profits covenant set forth in the Loan Agreement and adds a  provision to Article 7 (Negative Covenants) related to the lawsuit brought against Borrower in Albuquerque District Court with Case Number D-202-CV-9907715.  Creditor and Bank executed a  Subordination and Intercreditor Agreement dated as of December 7, 2003 (the “Intercreditor Agreement”).  Bank has agreed to enter into the Amendment provided, among other things,  that Creditor consents to the entry by Borrower into the Amendment and agrees that the Intercreditor Agreement will remain effective.

AGREEMENT

NOW, THEREFORE, Creditor agrees as follows:

1.                    Creditor consents to the execution, delivery and performance by the Borrower of the Amendment and the modifications to the Loan Agreement affected by the Amendment. The Intercreditor Agreement shall remain in full force and effect with respect to all of Borrower’s obligations to Bank, under the Loan Agreement as modified by the Amendment, and otherwise.

2.                                Bank and Creditor each affirm their respective obligations under the Intercreditor Agreement.

3.                    Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Intercreditor Agreement.  This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

1

IN WITNESS WHEREOF, the undersigned have executed this Affirmation of Subordination and Intercreditor Agreement as of the first date above written.

“Bank”

COMERICA BANK

By:

Name:

Title:

“Creditor”

COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT, successor in interest to Potomac Asset Management Company, Inc.

By:

Name:

Title:

NATIONAL ELECTRIC BENEFIT FUND

By: COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT, its Authorized Signatory

By:

Name:

Title:

Acknowledged by:

“Borrower”

TRAFFIC.COM, INC.

By:

Title:

2

SEVENTH AMENDMENT AND WAIVER
TO
LOAN AND SECURITY AGREEMENT

This Seventh Amendment and Waiver to Loan and Security Agreement is entered into as of November 25, 2005 (the “Amendment”), by and between COMERICA BANK (“Bank”) and TRAFFIC.COM, INC., formerly known as Mobility Technologies, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003 (as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 8, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to  Loan and Security Agreement dated as of April 20, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005, that certain Fifth Amendment to Loan and Security Agreement dated as of August 30, 2005 and that certain Sixth Amendment to Loan and Security Agreement dated as of November 3, 2005, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of (i) the mutual promises made in this Agreement; (ii) the execution of this Agreement and all documents, instruments and agreements required to be executed in accordance with this Agreement; (iii) the satisfaction of all of the terms and conditions set forth herein; and (iv) other and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.             Waiver of Events of Default.

(a)           Borrower has informed Bank that Borrower is required by the Securities and Exchange Commission to restate all of its past monthly, quarterly and annual financial statements for the period October 1, 2000 through September 30, 2005 (the “Restated Financial Statements”). Borrower acknowledges that the Restated Financial Statements may result in Borrower’s non-compliance with Section 6.8 (Losses/Profits) of the Agreement for all tested three-month periods prior to and including October 31, 2005. Bank hereby waives all potential Events of Default that may have occurred or may occur as a result of Borrower’s failure to comply with Section 6.8 of the Agreement due to the Restated Financial Statements through and including the three-month period ending October 31, 2005.

(b)           This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future Default or Event of Default or breach of any covenant contained in the Agreement or the terms and conditions of any other Loan Documents. Bank expressly reserves all of its various rights, remedied, powers and privileges under the Agreement and the other Loan Documents due to any other Default or breach not waived herein.

2.             Amendment to the Agreement.  The Agreement is hereby amended as set forth below:

(a)           Section 6.8 of the Agreement is hereby amended to read in its entirety as  follows:

                                “6.8         Losses/Profits.  Borrower shall not suffer a net loss (excluding (a) non-cash accrued warrant expense, (b) a one-time non-cash charge not to exceed Seven Million One Hundred Twenty-Five Thousand Dollars ($7,125,000) to account for payments to be made by TL Ventures L.P. or its Affiliates to the plaintiff named in the Lawsuit for the purpose of settling the Lawsuit, and (c) a one-time accrual made in connection with the Judgment in an aggregate amount not to exceed Eight Million One Hundred Thousand Dollars ($8,100,000) (“Reserve Amount”); which Reserve Amount may be used by Borrower only to make payments to (i) satisfy the Judgment, (ii) settle the Lawsuit or (iii) pay or post any appeal bond required to be paid or posted by Borrower in

1

connection with an appeal of the Judgment) for the three month period ending on the following months in excess of the loss set forth opposite such month:

Maximum Net Loss	3-month Period Ending
($4,643,000)	June 30, 2005
($5,281,000)	July 31, 2005
($6,425,000)	August 31, 2005
($7,743,000)	September 30, 2005
($7,266,000)	October 31, 2005
($8,000,000)	November 30, 2005
($9,000,000)	December 31, 2005 and the last day of each three-month period thereafter until such covenant is revised by Bank in its sole discretion”

(b)           Section 8.6 of the Agreement is hereby amended to read in its entirety as  follows:

“8.6         Other Agreements.  If there is (i) a default or other failure to perform in (a) the Columbia Agreement, as amended from time to time; or (b) a default or other failure to perform in any other agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Three Hundred Thousand Dollars ($300,000) or which could have a Material Adverse Effect; or (ii) a default or other failure to perform by either Borrower or TL Ventures L.P. in the letter agreement dated November 18, 2005 between Borrower and TL Ventures L.P. regarding payment of the settlement to be paid in connection with the Lawsuit;”

3.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

4.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.             Within thirty (30) days of the date of this Amendment, Borrower shall cause the Affirmation of Subordination and Intercreditor Agreement attached hereto to be executed and delivered to Bank.

6.             Within fifteen (15) days of the date of this Amendment, Borrower shall deliver a Certificate of the Secretary of Borrower with respect to incumbency and resolutions of Borrower authorizing the execution and delivery

2

of this Amendment, which Certificate and underlying resolutions shall be in form and substance reasonably acceptable to Bank,

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           all Bank Expenses incurred through the date of this Amendment, which expenses may be debited from Borrower’s accounts; and

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature page follows]

3

                IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRAFFIC.COM, INC.

By:

Title:

COMERICA BANK

By:

Title:

4

AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT is made as of _________________, 2005, by the undersigned creditor and its agent (collectively, “Creditor”) and Comerica Bank (“Bank”).

RECITALS

TRAFFIC.COM, INC. (“Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of December 7, 2003, as amended, including without limitation by that certain Waiver and Amendment to Loan and Security Agreement dated as of April 29, 2004, those certain bilateral letter agreements dated December 6, 2004, February 6, 2005 and March 10, 2005, that certain Third Amendment to  Loan and Security Agreement dated as of April 20, 2005, that certain Fourth Amendment to Loan and Security Agreement dated as of July 11, 2005, that certain Fifth Amendment to Loan and Security Agreement dated as of August 30, 2005 and that certain Sixth Amendment to Loan and Security dated as of November 3, 2005 (collectively, the “Loan Agreement”).  Borrower and Bank propose to enter into a Seventh Amendment to Loan and Security Agreement dated as of November 25, 2005 (the “Amendment”), which amends the Maximum Losses/Minimum Profits covenant set forth in the Loan Agreement and waives any Event of Default that may occur as a result of Borrower’s restatement of its financial statements.  Creditor and Bank executed a  Subordination and Intercreditor Agreement dated as of December 7, 2003 (the “Intercreditor Agreement”).  Bank has agreed to enter into the Amendment provided, among other things, that Creditor consents to the entry by Borrower into the Amendment and agrees that the Intercreditor Agreement will remain effective.

AGREEMENT

NOW, THEREFORE, Creditor agrees as follows:

1.             Creditor consents to the execution, delivery and performance by the Borrower of the Amendment and the modifications to the Loan Agreement affected by the Amendment. The Intercreditor Agreement shall remain in full force and effect with respect to all of Borrower’s obligations to Bank, under the Loan Agreement as modified by the Amendment, and otherwise.

2.                       Bank and Creditor each affirm their respective obligations under the Intercreditor Agreement.

3.             Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Intercreditor Agreement.  This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Affirmation of Subordination and Intercreditor Agreement as of the first date above written.

“Bank”

COMERICA BANK

By:

Name:

Title:

“Creditor”

COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT,
successor in interest to Potomac Asset Management Company, Inc.

By:

Name:

Title:

NATIONAL ELECTRIC BENEFIT FUND

By: COLUMBIA PARTNERS L.L.C., INVESTMENT MANAGEMENT, its Authorized Signatory

By:

Name:

Title:

Acknowledged by:

“Borrower”

TRAFFIC.COM, INC.

By:

Title:

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FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
EXHIBIT D COMPLIANCE CERTIFICATE
AFFIRMATION OF SUBORDINATION AND INTERCREDITOR AGREEMENT
RECITALS
AGREEMENT